UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2026

Commission File Number	Name of Registrant, Address of Principal Executive Offices and Telephone Number	State of Incorporation	IRS Employer Identification No.
1-16681	Spire Inc. 700 Market Street St. Louis, MO 63101 314-342-0500	Missouri	74-2976504

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock $1.00 par value	SR	New York Stock Exchange LLC
6.375% Junior Subordinated Notes due 2086	SRJN	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

As previously disclosed in a Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 30, 2026, Spire Resources LLC, a Missouri limited liability company and wholly-owned subsidiary of Spire Inc. (the “Seller”), entered into a Membership Interests Purchase Agreement ("Agreement") with Boardwalk Pipelines, LP, a Delaware limited partnership (the “Purchaser”), dated as of March 28, 2026. Subject to the terms and conditions set forth therein, Spire agreed to sell all of the issued and outstanding membership interests of Spire Marketing Inc., a Missouri corporation and wholly-owned subsidiary of Seller (“Spire Marketing”) (the “Transaction”).

On April 30, 2026, Seller completed the previously announced Transaction for $215.0 million in cash, subject to customary post-closing adjustments as provided in the Agreement.

The closing of the Transaction occurred following the satisfaction or waiver of all material closing conditions, including the conversion of Spire Marketing from a Missouri corporation to a limited liability company organized in Delaware and compliance with all applicable regulatory approvals.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which was filed as Exhibit 10.1 to Spire’s Current Report on Form 8-K, filed on March 30, 2026.

Item 7.01 Regulation FD Disclosure.

On April 30 2026, Spire issued a press release announcing the completion of the Transaction. A copy of the press release is attached hereto as Exhibit 99.1.

The information contained in this Item 7.01 (including Exhibit 99.1) is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of Spire under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act.

Forward-Looking Information

This document contains “forward looking statements” that are intended to be subject to the safe harbor provided by Section 27A of the Securities Act, Section 21E of the Exchange Act, and the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact, including statements about beliefs and expectations, are forward-looking statements. Forward-looking statements may be identified by words such as, but not limited to: “estimates,” “expects,” “projects,” “anticipates,” “intends,” “targets,” “plans,” “forecasts,” “may,” “likely,” “would,” “should,” “anticipated,” and similar expressions.

Actual outcomes or results could differ materially from the forward-looking statements as a result of changes in circumstances, assumptions not being realized or other risks, uncertainties and other factors, including but not limited to, Spire being unable to achieve the anticipated benefits of the Transaction; the significant transaction costs associated with the Transaction; the risk that disruptions from the Transaction will harm the businesses, including current plans and operations; the ability to retain and/or hire key personnel; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed Transaction; and other factors relating to the operations and financial performance discussed in Spire’s filings with the SEC.

Although the forward-looking statements contained in this document are based on estimates and assumptions that management believes are reasonable, various uncertainties and risk factors may cause future performance or results to be different than those anticipated. More complete descriptions and listings of these uncertainties and risk factors can be found in Spire’s Annual Report on Form 10-K for the year ended September 30, 2025 and in subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Spire cannot guarantee that the future results reflected in or implied by any such forward-looking statement will be realized or, even if substantially realized, will have the forecasted or expected consequences and effects for or on Spire’s operations or financial performance. Such forward-looking statements are made based on information available as of the date of this document, and Spire undertakes no obligation to revise or update such statements to reflect subsequent events or circumstances, except as otherwise required by securities and other applicable laws.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
10.1*	Membership Interests Purchase Agreement, dated March 28, 2026, by and between Spire Resources LLC and Boardwalk Pipelines, LP
99.1	Press Release, dated April 30, 2026, issued by Spire.
104	Cover Page Interactive Data File (formatted in Inline XBRL and included in the Interactive Data Files submitted under Exhibit 101).

*previously disclosed

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Spire Inc.
Date:	April 30, 2026	By:	/s/ Adam Woodard
Adam Woodard Executive Vice President and Chief Financial Officer